EXHIBIT 21

                            HAMPSHIRE GROUP, LIMITED
                            SCHEDULE OF SUBSIDIARIES
                                December 31, 2001


                                       State/Country       Percentage of Voting
                                      of Incorporation     Securities Owned by
     Name of Subsidiary               or Organization        Immediate Parent
     ------------------               ---------------        ----------------
Hampshire Designers, Inc.               Delaware                   100
Hampshire Investments, Limited          Delaware                   100
Hampshire Investments London, Limited   England                    100
Keynote Services, Limited               Hong Kong                  100
HIL, Inc.                               Cayman Islands             100
Hamsphire Praha s.r.o.                  Czech Republic              70

Glamourette Fashion Mills, Inc.
  (Inactive)                            Delaware                   100
San Francisco Knitworks, Inc.
  (Inactive)                            Delaware                   100

Henly International, LLC                Texas                       90
Teall Properties, LLC                   Delaware                    70
Merrick Properties, LLC                 Delaware                    70
PA Properties, LLC                      Virginia                   100




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                                                               EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-86312 and No. 333-53750 of Hampshire Group, Limited on Forms S-3/S-8 of our report dated March 7, 2002, appearing in this Annual Report on Form 10-K of Hampshire Group, Limited for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
-----------------------------------------
Greenville, South Carolina
March 27, 2002